Exhibit 99.1 Press Contact: Will Thoretz +1 203 517 3119 will.thoretz@isg-one.com Investor Contact: Michael Sherrick +203 517 3104 michael.sherrick@isg-one.com

Information Services Group Announces

First-Quarter 2024 Results

●	Reports first-quarter GAAP revenues of $64 million
●	Reports first-quarter net loss of $3.4 million, GAAP loss per share of $0.07 and adjusted net income per share of $0.01
●	Reports first-quarter adjusted EBITDA of $4 million
●	Generates $2.3 million of cash from operations
●	Declares second-quarter dividend of $0.045 per share, payable July 5, 2024, to shareholders of record as of June 14, 2024
●	Sets second-quarter guidance: revenues between $65 million and $67 million and adjusted EBITDA between $7.0 million and $8.0 million

STAMFORD, Conn., May 9, 2024 ― Information Services Group (ISG) (Nasdaq: III), a leading global technology research and advisory firm, today announced its financial results for the first quarter ended March 31, 2024.

“As anticipated, we saw market uncertainty impact the broader global technology industry during the first quarter,” said Michael P. Connors, chairman and CEO. “With that said, our opportunity pipeline is growing, so we believe the worst is behind us. We see the market turning and gaining momentum over the course of the year.”

Connors said clients slowed their pace of spending and generally have been taking longer to decide on new investments, as they weigh economic conditions and wait to see how AI shapes the technology landscape before committing to major new initiatives.

“As the market transitions from the planning to the execution phase of AI, there will be significant investments in infrastructure and implementation,” Connors said. “Additionally, we see a notable increase in demand for cost and spend transformation, as companies continue to adapt to uncertain macroeconomic conditions. Early indicators, such as a rise in sourcing activity, suggest the demand environment is evolving and will accelerate going forward.”

Connors also said ISG is encouraged by the continuing growth of its recurring revenue business. “Demand for our research, governance and platforms continues, as clients seek market intelligence and governance solutions to shape their future investment decisions,” Connors said. “Our next-gen sourcing platform, ISG Tango™, launched in March, has been well-received, with over $2.6 billion of contract value already running on the platform.”

Connors noted that recurring revenues represented about half of the firm’s revenues in the first quarter and totaled $126 million for the trailing 12 months, up 10 percent from the previous 12-month period.

First-Quarter 2024 Results

Reported revenues for the first quarter were $64.3 million, down 18 percent from $78.5 million in the prior year’s first quarter. Reported revenues were $40.8 million in the Americas, down 16 percent; $17.8 million in Europe, down 23 percent; and $5.6 million in Asia Pacific, down 20 percent, all versus the prior year.

ISG reported a first-quarter operating loss of $2.4 million, compared with operating income of $7.1 million in the prior year. The firm’s reported first-quarter net loss was $3.4 million, compared with net income of $3.5 million in the prior year. Loss per fully diluted share was $0.07, compared with income per fully diluted share of $0.07 in the prior year.

Adjusted net income (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) for the first quarter was $0.7 million, or $0.01 per share on a fully diluted basis, compared with adjusted net income of $6.0 million, or $0.12 per share on a fully diluted basis, in the prior year’s first quarter.

First-quarter adjusted EBITDA (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) was $4.4 million, down 60 percent from the prior-year first quarter. Adjusted EBITDA margin (a non-GAAP measure calculated by dividing adjusted EBITDA by reported revenues) was 6.9 percent, compared with 14.0 percent in the prior year.

Other Financial and Operating Highlights

ISG generated $2.3 million of cash from operations in the first quarter, compared with using $3.4 million of cash in the first quarter last year. The firm’s cash balance totaled $14.0 million at March 31, 2024, down from $22.6 million at December 31, 2023.

During the first quarter, ISG paid dividends of $2.4 million, repurchased $2.5 million of shares and paid down debt of $5.0 million. As of March 31, 2024, ISG had $74.2 million in debt outstanding, down from $79.2 million at the end of last year.

2024 Second-Quarter Revenue and Adjusted EBITDA Guidance

“For the second quarter, ISG is targeting revenues of between $65 million and $67 million and adjusted EBITDA of between $7.0 million and $8.0 million. We will continue to monitor the macroeconomic environment, including the impact of FX, inflation and other factors, and adjust our business plans accordingly,” said Connors.

Quarterly Dividend

The ISG Board of Directors declared a second-quarter dividend of $0.045 per share, payable on July 5, 2024, to shareholders of record as of June 14, 2024.

“ISG remains committed to a disciplined capital allocation strategy that includes reinvesting in our business, managing our debt, returning capital to shareholders in the form of dividends and share repurchases, and supplementing our organic growth with strategic acquisitions to drive long-term shareholder value,” Connors said.

Conference Call

ISG has scheduled a call for 9 a.m., U.S. Eastern Time, Friday, May 10, 2024, to discuss the firm’s first-quarter results. The call can be accessed by dialing +1 (800) 715-9871, or, for international callers, by dialing +1 (646) 307-1963. The access code is 7294332. A recording of the conference call will be accessible on ISG’s website (www.isg-one.com) for approximately four weeks following the call.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “target,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries, including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property or data and the intellectual property or data of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) outbreaks of diseases, including coronavirus, or similar public health threats or fear of such an event; and (14) potential terminations of engagements, delays or reductions in scope by clients. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three months ended March 31, 2024, and March 31, 2023. ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information. These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future. ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income, plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, interest accretion associated with contingent consideration, acquisition-related costs, and severance, integration and other expense), adjusted net income (defined as net income, plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses, interest accretion associated with contingent consideration, acquisition-related costs, write-off of deferred financing cost and severance, integration and other expense on a tax-adjusted basis), adjusted net income per diluted share, adjusted EBITDA margin, and selected financial data on a constant currency basis which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of year-over-year fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance, and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our current and prior periods’ local currency financial results using the same point in time exchange rates and then comparing the adjusted current and prior period results. This calculation may differ from similarly titled measures used by others and, accordingly, the constant currency presentation is not meant to be a substitution for recorded amounts presented in conformity with GAAP, nor should such amounts be considered in isolation.

Management believes this information facilitates comparison of underlying results over time. Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the forward-looking non-GAAP estimates contained herein to the corresponding GAAP measures is not being provided, due to the unreasonable efforts required to prepare it.

About ISG

ISG (Information Services Group) (Nasdaq: III) is a leading global technology research and advisory firm. A trusted business partner to more than 900 clients, including more than 75 of the world’s top 100 enterprises, ISG is committed to helping corporations, public sector organizations, and service and technology providers achieve operational excellence and faster growth. The firm specializes in digital transformation services, including AI and automation, cloud and data analytics; sourcing advisory; managed governance and risk services; network carrier services; strategy and operations design; change management; market intelligence and technology research and analysis. Founded in 2006, and based in Stamford, Conn., ISG employs 1,600 digital-ready professionals operating in more than 20 countries—a global team known for its innovative thinking, market influence, deep industry and technology expertise, and world-class research and analytical capabilities based on the industry’s most comprehensive marketplace data. For more information, visit www.isg-one.com

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Information Services Group, Inc.

Condensed Statement of Income and Comprehensive Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023

Revenues	$64,269	$78,486
Operating expenses
Direct costs and expenses for advisors	41,047	49,169
Selling, general and administrative	24,087	20,670
Depreciation and amortization	1,505	1,597
Operating (loss) income	(2,370)	7,050
Interest income	257	84
Interest expense	(1,500)	(1,736)
Foreign currency transaction loss	(7)	(194)
(Loss) income before taxes	(3,620)	5,204
Income tax (benefit) provision	(231)	1,713
Net (loss) income	$(3,389)	$3,491

Weighted average shares outstanding:
Basic	48,492	48,438
Diluted	48,492	50,288

(Loss) Earnings per share:
Basic	$(0.07)	$0.07
Diluted	$(0.07)	$0.07

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023

Net (loss) income	$(3,389)	$3,491
Plus:
Interest expense (net of interest income)	1,243	1,652
Income taxes	(231)	1,713
Depreciation and amortization	1,505	1,597
Interest accretion associated with contingent consideration	26	25
Acquisition-related costs (1)	25	—
Severance, integration and other expense	2,979	266
Foreign currency transaction loss	7	194
Non-cash stock compensation	2,249	2,042
Adjusted EBITDA	$4,414	$10,980

Net (loss) income	$(3,389)	$3,491
Plus:
Non-cash stock compensation	2,249	2,042
Intangible amortization	755	794
Interest accretion associated with contingent consideration	26	25
Acquisition-related costs (1)	25	—
Severance, integration and other expense	2,979	266
Write-off of deferred financing costs	—	379
Foreign currency transaction loss	7	194
Tax effect (2)	(1,933)	(1,184)
Adjusted net income	$719	$6,007

Weighted average shares outstanding:
Basic	48,492	48,438
Diluted	48,492	50,288

Adjusted earnings per share:
Basic	$0.01	$0.12
Diluted	$0.01	$0.12

(1)	Consists of expenses from acquisition-related costs and non-cash fair value adjustments on pre-acquisition contract liabilities.
(2)	Marginal tax rate of 32% reflecting U.S. federal income tax rate of 21% plus 11% attributable to U.S states and foreign jurisdictions.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

		Constant	Three Months Ended		Constant	Three Months Ended
	Three Months Ended	currency	March 31, 2024	Three Months Ended	currency	March 31, 2023
	March 31, 2024	impact	Adjusted	March 31, 2023	impact	Adjusted
Revenue	$64,269	$(34)	$64,235	$78,486	$293	$78,779
Operating income	$(2,370)	$(110)	$(2,480)	$7,050	$(17)	$7,033
Adjusted EBITDA	$4,414	$(103)	$4,311	$10,980	$(14)	$10,966